COMMAND CENTER, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of the Company and Hire Quest, after giving effect to the Merger of Hire Quest into Merger Sub 2, a wholly-owned subsidiary of the Company, and the adjustments described in the accompanying notes. The Merger is accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including but not limited to, the relative voting rights of the shareholders of the constituent companies in the combined company, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because Hire Quest was entitled to designate the majority of the Board of Directors of the combined company and Hire Quest’s members (shareholders) received a majority of the equity securities and voting rights of the combined company upon closing of the Merger, Hire Quest is considered to be the acquirer of the Company for accounting purposes. This means that Hire Quest will allocate the purchase price to the fair value of the Company’s assets acquired and liabilities assumed on the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 29, 2019 reflects the transaction as if it occurred on March 29, 2019. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 28, 2018 and for the fiscal quarter ended March 29, 2019 reflect the transaction as if it occurred on December 30, 2017, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the Annual Report of the Company on Form 10-K for the fiscal year ended December 28, 2018 and the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 29, 2019, and the financial statements of Hire Quest for the years ended December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018 included as Exhibit 99.1.

Command Center, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 29, 2019

	Command Center, Inc.	HireQuest, LLC	Pro forma adjustments		Pro forma condensed combined
ASSETS
Current assets
Cash and cash equivalents	$7,478,045	$398,694	$(7,478,045)	A	$398,694
Accounts receivable, net of allowance for doubtful accounts	9,063,215	22,397,298	—		31,460,513
Prepaid expenses, deposits, and other assets	460,953	380,371	6,503,225	B	7,344,549
Prepaid workers' compensation	313,814	—	—		313,814
Total current assets	17,316,027	23,176,363	(974,820)		39,517,570
Property and equipment, net	288,375	2,176,064	—		2,464,439
Right-of-use asset	1,795,451	—	—		1,795,451
Deferred tax asset	1,321,644	—	—		1,321,644
Workers' compensation risk pool deposit, less current portion, net	191,521	—	—		191,521
Workers' compensation risk pool deposit in receivership, net	260,000	—	(260,000)	C	—
Goodwill and other intangible assets, net	3,903,963	—	21,323,728	D	25,227,691
Total assets	$25,076,981	$25,352,427	$20,088,908		$70,518,316
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$904,981	$41,024	$—		$946,005
Due to franchisees	—	1,978,209	—		1,978,209
Other current liabilities	788,831	2,076,117	—		2,864,948
Accrued wages and benefits	1,583,534	654,090	—		2,237,624
Current portion of lease liabilities	930,874	—	—		930,874
Current portion of workers' compensation claims liability	1,003,643	—	—		1,003,643
Total current liabilities	5,211,863	4,749,440	—		9,961,303
Lease liabilities, less current portion	915,203	—	—		915,203
Workers' compensation claims liability, less current portion	912,754	—	—		912,754
Due to affiliate	—	4,646,906	—		4,646,906
Deferred tax liability	—	—	11,461,123	E	11,461,123
Other liabilities	—	2,541,515	—		2,541,515
Total liabilities	7,039,820	11,937,861	11,461,123		30,438,804
Equity
Total Command Center, Inc. stockholders' equity	18,037,161	—	(18,037,161)	F	—
Total HireQuest, LLC member equity	—	13,414,566	26,664,946	F	40,079,512
Total stockholders' equity	18,037,161	13,414,566	8,627,785		40,079,512
Total liabilities and stockholders' equity	$25,076,981	$25,352,427	$20,088,908		$70,518,316

See notes to pro forma condensed combined financial statements.

Command Center, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations for the

Fiscal Quarter Ended March 29, 2019

	Command Center, Inc.	HireQuest, LLC	Pro forma adjustments		Pro forma condensed combined
Revenue	$21,754,898	$3,497,306	$—		$25,252,204
Cost of staffing services	16,122,635	149,288	—		16,271,923
Gross profit	5,632,263	3,348,018	—		8,980,281
Selling, general and administrative expenses	6,550,012	1,614,603	(781,572)	A	7,383,043
Depreciation and amortization	67,817	14,037	1,221,135	B	1,302,989
Income (loss) from operations	(985,566)	1,719,378	(439,563)		294,249
Interest expense and other financing expense	80	1,894	—		1,974
Net income (loss) before income taxes	(985,646)	1,717,484	(439,563)		292,275
Provision for income taxes	(241,623)	—	668,720	C	427,097
Net income (loss)	$(744,023)	$1,717,484	$(1,108,283)		$(134,822)

Earnings (loss) per share:
Basic	$(0.16)		$(0.13)		$(0.01)
Diluted	$(0.16)		$(0.13)		$(0.01)

Weighted average shares outstanding:
Basic	4,662,275		8,304,834		12,966,659
Diluted	4,662,275		8,304,384		12,966,659

See notes to pro forma condensed combined financial statements.

Command Center, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations for the

Fiscal Year Ended December 28, 2018

	Command Center, Inc.	Hire Quest, LLC	Pro forma adjustments		Pro forma condensed combined
Revenue	$97,388,820	$12,965,711	$—		$110,354,531
Cost of staffing services	72,450,295	629,449	—		73,079,744
Gross profit	24,938,525	12,336,262	—		37,274,787
Selling, general and administrative expenses	23,433,198	5,106,769	(52,510)	A	28,487,460
Depreciation and amortization	323,852	92,608	5,001,132	B	5,417,592
Income from operations	1,181,475	7,136,885	(4,948,622)		3,369,735
Interest expense and other financing expense	2,116	19,697	—		21,813
Net income before income taxes	1,179,359	7,117,188	(4,948,622)		3,347,922
Provision for income taxes	205,072	—	1,814,224	C	2,019,296
Net income	$974,287	$7,117,188	$(6,762,846)		$1,328,626

Earnings per share:
Basic	$0.20		$(0.84)		$0.10
Diluted	$0.20		$(0.84)		$0.10

Weighted average shares outstanding:
Basic	4,853,000		8,113,659	D	12,966,659
Diluted	4,855,019		8,113,659	D	12,968,678

See notes to pro forma condensed combined financial statements.

COMMAND CENTER, INC.
Notes to Pro Forma Condensed Combined Financial Statements.

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Merger and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed of the Company as of the closing date of Merger, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Note 2 – Command Center Preliminary Purchase Price Allocation

Because the Merger is considered a reverse merger for accounting purposes, the fair value of the purchase consideration is calculated based on Command Center’s stock price as it is considered to be a more reliable determination than the fair value of Hire Quest’s private stock. Consideration is estimated based on Command Center’s stock price of $5.69. The purchase price will be finalized based on the stock price on the closing date.

Shares of Command Center, Inc.	4,629,331
Estimated share price	$5.76
Fair value of consideration	$26,664,946

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Amount
Current assets	$9,837,982
Property, plant and equipment, net (1)	288,375
Other non-current assets	3,308,616
Identifiable intangible assets (2)	19,894,341
Goodwill	5,333,349
Current liabilities	(5,211,863)
Non-current liabilities	(1,827,957)
Deferred tax liability	(4,957,897)
Preliminary purchase price	$26,664,946

1)	Preliminary fair value assessments are still in process. However, based on the information received to date, management does not believe the fair value will be materially different from the historical carrying value. As such, the historical carrying value has been used in the preliminary purchase price allocation.

2)	Preliminary fair value adjustments were identified related to customer relationships and the related customer lists. The useful life of customer relationships was estimated to be four years. Preliminary adjustments are under review and are subject to change.

Note 3 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Adjusted out due to cash not being included in the calculation of the preliminary purchase price due to the cost of the tender offer.

(B)	Related to the liability associated with Hire Quest changing from cash to accrual basis of accounting for tax reporting purposes that will be reimbursed by the owners of Hire Quest.

(C)	Based on the level of uncertainty related to the collectability of this deposit, no value was assigned to it in the preliminary fair value assessment.

(D)	Adjustments to intangible assets based on preliminary fair value assessment:

Description	Amount
Fair value of customer relationships	$19,165,452
Fair value of trademarks	728,890
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	5,333,349
Less Command Center’s historic intangible assets	(3,903,963)
Pro forma adjustment to intangible assets	$21,323,728

(E)

Related to the liability associated with Hire Quest changing from cash to accrual basis of accounting for tax reporting purposes of $6,503,225 and the liability related to the identifiable intangible assets having no tax basis.

(F)	Adjustments to Command Center’s historical equity:

Description	Amount
Fair value of consideration transferred	$26,664,946
Less Command Center's historical equity	(18,037,161)
Pro forma adjustment to total Command Center and Hire Quest equity	$8,627,785

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income

(A)	Represents the elimination of non-recurring expense directly related to the Merger

(B)	The newly acquired intangible assets consisting of customer relationships and trademarks will be amortized on a straight line basis over their estimated useful lives. The fair value assessment is preliminary and any changes to the preliminary values will have a direct impact on future earnings via amortization expense.

Description	Estimated fair value	Estimated useful life	Fiscal Quarter Ended March 29, 2019	Fiscal Year Ended December 28, 2018
Customer relationships	$19,165,451	4 years	$1,197,841	$4,791,363
Trademarks	728,890	2 years	91,111	364,445
Less historical amortization			$(67,817)	$(154,676)
Pro forma adjustment to amortization expense			$1,221,135	$5,001,132

(C)	To record the income tax impact of the pro forma adjustments 4(A) above. The pro forma tax provision does not include the effect of Hire Quest, LLC being required to change their accounting method to an accrual basis as a result of the merger transaction.

Description	Fiscal Quarter Ended March 29, 2019	Fiscal Year Ended December 28, 2018
Pro forma change in income before income tax	$781,572	$52,510
Combined Federal and State statutory rate	24.9%	24.9%
Sub-total	$194,777	$13,086

Hire Quest, LLC tax expense due to change from S to C corporation	$473,943	$1,801,138

Pro forma impact to income tax expense	$668,720	$1,814,224

(D)	The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Command Center. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average Command Center shares and the share impact related to the Merger as follows:

	Fiscal Quarter Ended March 29, 2019	Fiscal Year Ended December 28, 2018
Historic weighted average number of common shares outstanding
Basic	4,662,275	4,853,000
Dilute	4,662,275	4,855,019
Impact of the Merger on the weighted average number of common shares outstanding	8,304,384	8,113,659
Pro forma weighted average number of common shares outstanding
Basic	12,966,659	12,966,659
Dilute	12,966,659	12,968,678